Exhibit 99.1

VIAVI Closes Acquisition of
Spirent Communications plc’s High-Speed Ethernet, Network Security and Channel Emulation Testing Business

•	Enables VIAVI to offer new solutions in high-speed ethernet, network security and channel emulation testing
•	Provides a complementary and synergistic product portfolio across ethernet, application performance, security, AI and digital infrastructure verticals

Chandler, Ariz., October 16, 2025 –  VIAVI Solutions Inc. (VIAVI) (NASDAQ: VIAV) today announced that it has completed the acquisition of Spirent Communications plc’s high-speed ethernet, network security and channel emulation testing business (collectively, the “HSE, Network Security and CE Business”) from Keysight Technologies, Inc.

VIAVI acquired the HSE, Network Security and CE Business for all-cash consideration of $425 million, subject to certain customary closing adjustments.

The transaction is expected to add approximately $180 million to VIAVI’s Network Service Enablement (“NSE”) revenue in the first 12 months after closing and expected to be accretive to non-GAAP EPS 12 months after closing. VIAVI anticipates utilizing its U.S. net operating losses to lower the combined group’s blended non-GAAP tax rate.

Concurrent with the closing, VIAVI entered into a term loan credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association as agent and certain other lenders. The Credit Agreement provides for a senior secured term loan of $600 million, borrowed in full at closing and maturing seven years from closing. The proceeds from the Credit Agreement will be used to finance a portion of the acquisition and related expenses and for general corporate purposes.

VIAVI News Release

About VIAVI
VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions for telecommunications, cloud, enterprises, first responders, military, aerospace and railway. VIAVI is also a leader in light management technologies for 3D sensing, anti-counterfeiting, consumer electronics, industrial, automotive, government and aerospace applications. Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn and YouTube.

Advisors
Qatalyst Partners acted as financial advisor to VIAVI and Fried, Frank, Harris, Shriver & Jacobson served as legal counsel on the acquisition. Gibson Dunn & Crutcher LLP advised as legal counsel on the credit facility.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements include, but are not limited to, information regarding the expected, estimated and anticipated impact of the transaction on VIAVI’s future financial results. These forward-looking statements involve risks and uncertainties that could cause VIAVI’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of customers’ businesses and high growth markets; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; unforeseen changes in future revenues, earnings and profitability of VIAVI or the HSE, Network Security and CE Business; the risk that VIAVI is not able to realize the savings or benefits expected from integration of the HSE, Network Security and CE Business; the risk that the required regulatory approvals are subject to conditions that are not anticipated; and those risks and uncertainties discussed in VIAVI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 11, 2025.

The forward-looking statements included in this release are valid only as of today’s date except where otherwise noted. Viavi Solutions Inc. undertakes no obligation to update these statements.

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Press Contact:
Amit Malhotra, 202-341-8624; amit.malhotra@viavisolutions.com

Investor Contact:
Vibhuti Nayar, 408-404-6305; investor.relations@viavisolutions.com